EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF
BAYING ECOLOGICAL HOLDING GROUP INC.
FORM 10-Q FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2014
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Parsh Patel, am the Chief Executive Officer and Chief Financial Officer of Baying Ecological Holding Group Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the nine month period ended March 31, 2014 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2014	By:	/s/ Parsh Patel
Parsh Patel
Chief Executive Officer, Chief Financial Officer and Director